Exhibit 10.3

EXECUTION VERSION

SUBSCRIPTION AGREEMENT

DATED AS OF SEPTEMBER 24, 2012

BY AND AMONG

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

AND

THE SUBSCRIBERS LISTED ON THE SIGNATURE PAGES HERETO

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ARTICLE VII MISCELLANEOUS		22
Section 7.1	Survival of Representations and Warranties	22
Section 7.2	Expenses	22
Section 7.3	Legends	23
Section 7.4	Successors and Assigns	24
Section 7.5	Entire Agreement	24
Section 7.6	Notices	24
Section 7.7	Construction and Interpretation	25
Section 7.8	Severability	25
Section 7.9	Counterparts	25
Section 7.10	Waivers and Amendments	26
Section 7.11	Remedies	26
Section 7.12	Governing Law	26
Section 7.13	Consent to Jurisdiction and Venue	26
Section 7.14	Waiver of Jury Trial	27
Section 7.15	Fiduciary Matters	27

Schedules

Schedule 1 – Subscriber Schedule
Disclosure Schedules

Exhibits

Exhibit A –	Stockholders Agreement
Exhibit B –	Registration Rights Agreement
Exhibit C –	Amended and Restated Bylaws
Exhibit D –	Amended and Restated Certificate of Incorporation
Exhibit E –	Form of Opinion of Akin Gump Strauss Hauer & Feld LLP
Exhibit F –	Warrant Agreement

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SUBSCRIPTION AGREEMENT

This Subscription Agreement (as amended, modified or supplemented from time to time, this “Agreement”) is made as of September 24, 2012, by and among Aventine Renewable Energy Holdings, Inc., a Delaware corporation (the “Company”), and each of the subscribers identified on the signature pages hereto as “Subscribers” (each, a “Subscriber” and collectively, the “Subscribers”).

WHEREAS, on or prior to the Closing Date, the Company shall effectuate a reverse stock split of 1 for 50 with respect to all of the issued and outstanding shares of Common Stock of the Company (the “Reverse Stock Split”) and will file an Amended and Restated Certificate of Incorporation in connection therewith;

WHEREAS, upon the terms and subject to the conditions set forth herein, (i) each Subscriber wishes to retire, cancel or forgive that portion of the outstanding balance of the Original Term Loan owed by the Company to each such Subscriber in the amount set forth opposite such Subscriber’s name in column (3) of Schedule 1 hereto and (ii) certain Subscribers wish to lend to the Company a portion of the outstanding balance of the New Term Loan in the amount set forth opposite such Subscriber’s name in column (4) of Schedule 1 hereto, as consideration for the aggregate number of shares of the Company’s Common Stock (after the Reverse Stock Split has been effectuated) set forth opposite such Subscriber’s name in column (5) of Schedule 1 hereto (collectively, the “Common Shares”), and the Company wishes to issue and sell the Common Shares in exchange for such consideration and each such Subscriber wishes to purchase the Common Shares from the Company;

WHEREAS, the Company and each of the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) as promulgated by the Commission under the Securities Act;

WHEREAS, in connection with the issuance of the Common Shares, the parties hereto will execute and deliver (i) a Stockholders Agreement, dated as of the Closing Date, by and among the Company, each of the investors identified on the signature pages thereto as “Investors” and each of the other parties identified on the signature pages thereto as “Existing Stockholders,” in the form attached hereto as Exhibit A (as amended, modified or supplemented from time to time, the “Stockholders Agreement”), and (ii) a Registration Rights Agreement, dated as of the Closing Date, by and among the Company and the Holders (as defined therein), in the form attached as Exhibit B hereto, pursuant to which the Company will agree to provide certain registration rights under the Securities Act and applicable state securities laws (as amended, modified or supplemented from time to time, the “Registration Rights Agreement”); and

WHEREAS, in connection with the transactions contemplated hereby, the Company will adopt the Amended and Restated Bylaws.

NOW, THEREFORE, in consideration of the mutual premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable

Signature Page to Subscription Agreement

consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby subject to the conditions set forth herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                      Definitions.  For the purposes of this Agreement, the following terms have the meanings set forth below:

“8-K Filing” has the meaning set forth in Section 4.5.

“ABL Agent” means Wells Fargo Capital Finance, LLC.

“Administrative Agent” means Citibank, N.A.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  Notwithstanding the foregoing, solely for the purpose of the definition of “Affiliate”, no Subscriber shall be deemed to Control the Company solely because such Subscriber (or an Affiliate of an Approved Fund of such Subscriber), in its capacity as a Subscriber:  (a) has the right to, or otherwise participates in, the selection of the initial Board on the Closing Date; (b) has the right to, or otherwise participates in, the selection of any observer to the Board from time to time; (c) is the owner of Company Stock long as such Subscriber, together with its Affiliates and Approved Funds, owns less than 40% of the Company Stock on a Fully-Diluted Basis; or (d) may be deemed to be acting together with other Subscribers as a group (within the meaning of Section 13(d) of the Exchange Act, or any successor provision thereto).

“Agreement” has the meaning set forth in the preamble.

“Agreement Among Lenders” means that certain Agreement Among Lenders, by and among the Term Loan A Lenders (as defined in the Amended and Restated Senior Term Loan Facility) and the Term Loan B Lenders (as defined in the Amended and Restated Senior Term Loan Facility), dated as of the Closing Date, as may be amended, restated, supplemented or otherwise modified from time to time.

“Amended and Restated Bylaws” means the Second Amended and Restated Bylaws of the Company, to be effective as of the Closing Date, attached hereto as Exhibit C, as further amended or restated from time to time.

“Amended and Restated Certificate of Incorporation” means the Fourth Amended and Restated Certificate of Incorporation of the Company, to be effective as of or prior to the Closing Date, attached hereto as Exhibit D, as further amended or restated from time to time.

“Amended and Restated Senior Term Loan Facility” means that certain Amended and Restated Senior Secured Term Loan Credit Agreement, dated as of the Closing

Date, among the Company, as borrower, the lenders from time to time party thereto and the Administrative Agent, as collateral agent and administrative agent, as may be amended, restated, supplemented, or otherwise modified from time to time.

“Applicable Law” means all laws, statutes, common law ordinances, codes, rules, regulations, Orders, decrees, judgments, court decisions, writs, injunctions, consent decrees, rulings, binding policies, executive Orders, and other pronouncements by or requirements of a Governmental Authority having the force or effect of law, including the common law.

“Approved Fund” means any Fund that is administered or managed by (a) a Subscriber, (b) an Affiliate of a Subscriber or (c) an entity or an Affiliate of an entity that administers or manages a Subscriber.

“Aventine Companies” means, collectively, the Company, Aventine Power, LLC, Aventine Renewable Energy, Inc., Aventine Renewable Energy — Aurora West, LLC, Aventine Renewable Energy — Mt Vernon, LLC, Nebraska Energy, L.L.C., Aventine Renewable Energy — Canton, LLC, and any direct or indirect wholly-owned Subsidiary of the Company formed after the date hereof.

“Board” means the board of directors of the Company.

“Capital Stock” means (a) in the case of a corporation, corporate stock (including all classes of common stock and preferred stock); (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership (whether general or limited) or limited liability company interests; and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” means the date on which the transactions contemplated by the Financing Documents close.

“Commission” means the United States Securities and Exchange Commission and any Governmental Authority succeeding to the functions thereof.

“Common Shares” has the meaning set forth in the recitals.

“Common Stock” means shares of common stock of the Company, par value $0.001 per share.

“Company” has the meaning set forth in the preamble.

“Company Stock” means all authorized, issued and outstanding shares of Common Stock and all other Equity Interests in the Company.

“Contractual Obligation” means, as to any Person, any Organizational Document of such Person and any provision of any security issued by such Person or of any written agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Disclosure Schedules” has the meaning set forth in Article V.

“Equity Documents” means, collectively, this Agreement, the Stockholders Agreement, the Registration Rights Agreement, the Warrant Agreement, the Warrants and each of the other documents and agreements entered into by the parties thereto (other than the Financing Documents) in connection with the transactions contemplated by this Agreement and, in each case, as in effect on the Closing Date and as amended, supplemented or otherwise modified from time to time.

“Equity Interests” means, with respect to any Person, all Capital Stock and all Stock Equivalents of such Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

“Existing ABL Facility” means that certain Second Amended and Restated Credit Agreement, dated as of the Closing Date, among the Company, Aventine Renewable Energy — Aurora West, LLC, Aventine Renewable Energy — Mt Vernon, LLC, Aventine Renewable Energy — Canton, LLC, Aventine Power, LLC and Nebraska Energy, L.L.C., as borrowers, and the ABL Agent, as lender and agent, as may be amended, restated, supplemented or otherwise modified from time to time.

“Existing Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of March 15, 2010, by and among the Company, Brigade Capital Management, LLC, Whitebox Advisors LLC and Senator Investment Group LP.

“Existing Warrants” means those warrants issued pursuant to that Warrant Agreement, dated as of March 15, 2010, between the Company and American Stock Transfer & Trust Company, LLC.

“Financing Documents” means each of the Existing ABL Facility, the Amended and Restated Senior Term Loan Facility, the Intercreditor Agreement, the Agreement Among Lenders, the Omnibus Amendment and each of the other documents and agreements entered into by the parties thereto (other than the Equity Documents) in connection with the transactions contemplated by each such agreement.

“Fully-Diluted Basis” means the number of shares of Common Stock that would be outstanding, as of the date of computation, based on the number of outstanding shares of

Common Stock and assuming that all issued and outstanding Stock Equivalents had been converted, exercised or exchanged.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, that are applicable to the circumstances as of the date of determination.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local, governmental authority, department, court, agency or official, including any political subdivision thereof, and any applicable industry self-regulatory organization.

“Indebtedness”  means, with respect to any Person at any date of determination (without duplication):

(a)                                  all indebtedness of such Person for borrowed money;

(b)                                 all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c)                                  all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to trade letters of credit securing obligations (other than obligations described in clause (a) or (b) above or (e), (f) or (g) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement);

(d)                                 all obligations of such Person to pay the deferred and unpaid purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables (as defined in the Amended and Restated Senior Term Loan Facility);

(e)                                  all Capitalized Lease Obligations (as defined in the Amended and Restated Senior Term Loan Facility) and Attributable Debt (as defined in the Amended and Restated Senior Term Loan Facility);

(f)                                    all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness;

(g)                                 all Indebtedness of other Persons Guaranteed (as defined in the Amended and Restated Senior Term Loan Facility) by such Person to the extent such Indebtedness is Guaranteed by such Person;

(h)                                 to the extent not otherwise included in this definition, obligations under Hedging Agreements (as defined in the Amended and Restated Senior Term Loan Facility) (including Interest Rate Agreements (as defined in the Amended and Restated Senior Term Loan Facility)); and

(i)                                     all Disqualified Stock (as defined in the Amended and Restated Senior Term Loan Facility) issued by such Person with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that:

(i)                                     the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP;

(ii)                                  money borrowed and set aside at the time of the incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest; and

(iii)                               Indebtedness shall not include:

(A)                              any liability for federal, state, local or other taxes;

(B)                                performance, surety or appeal bonds provided in the ordinary course of business; or

(C)                                agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Subsidiaries pursuant to such agreements, in any case, incurred in connection with the disposition of any business, assets or a Subsidiary (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by the Company or any of its Subsidiaries in connection with such disposition.

“Independent Director” means a member of the Board who is not (a) Affiliated with any of the Stockholders (as defined in the Stockholders Agreement), (b) the CEO Director

(as defined in the Stockholders Agreement) or (c) any other officer, employee or member of the Company’s management team.

“Intercreditor Agreement” means that certain Second Amended and Restated Intercreditor Agreement, dated as of the Closing Date, among the Administrative Agent, the Collateral Agent (as defined in the Amended and Restated Senior Term Loan Facility) and the ABL Agent, as may be amended, restated, supplemented or otherwise modified from time to time, which agreement amends and restates the Original Intercreditor Agreement.

“IRC” means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

“IRS” means the United States Internal Revenue Service.

“Knowledge of the Company” or “that the Company has Knowledge of” and words and phrases of similar import shall mean the actual knowledge, after a reasonable inquiry, of either the Company’s chief executive officer or chief financial officer.

“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Material Adverse Effect” means a material adverse effect upon (a) the business, assets, operations, property, condition (financial or otherwise) or material agreements of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company or any of its Subsidiaries to perform their respective obligations under the Equity Documents, or (c) the validity or enforceability of the Amended and Restated Senior Term Loan Facility or any of the other Financing Documents, or, as of the Closing Date and thereafter, so long as Lenders (as defined in the Amended and Restated Senior Term Loan Facility) (or their Affiliates or Approved Funds) having an aggregate Applicable Percentage (as defined in the Amended and Restated Senior Term Loan Facility) of the outstanding principal amount of the Term Loans (as defined in the Amended and Restated Senior Term Loan Facility) in excess of 50.01% continue to beneficially own, directly or indirectly, a majority of the Common Stock of the Company, any of the Equity Documents to which the Subscribers are a party; the rights or remedies of the Agents (as defined in the Amended and Restated Senior Term Loan Facility) or the Lenders under the Financing Documents, or, as of the Closing Date and thereafter, so long as Lenders (or their Affiliates or Approved Funds) having an aggregate Applicable Percentage of the outstanding principal amount of the Term Loans in excess of 50.01% continue to beneficially own, directly or indirectly, a majority of the Common Stock of the Company, the rights or remedies of the Subscribers under the Equity Documents.

“New Term Loan” means the new term loan A of $30,000,000 defined as “Term Loan A” funded by certain of the Subscribers pursuant to the Amended and Restated Senior Credit Facility.

“Officer’s Certificate” means a certificate signed by the applicable company’s chief executive officer or chief financial officer, stating that (a) the officer signing such certificate has made or has caused to be made such investigations as are reasonably necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (b) to the best of such officer’s knowledge, such certificate does not misstate any material fact and does not omit to state any material fact necessary to make the certificate not misleading.

“Omnibus Amendment” means the Omnibus Amendment, dated as of the Closing Date, by and among the Company, the Subsidiary Guarantors (as defined in the Amended and Restated Senior Term Loan Facility), the Collateral Agent (as defined in the Amended and Restated Senior Term Loan Facility) and the Administrative Agent, amending and ratifying (as so amended) the Security Agreement (as defined in the Amended and Restated Senior Term Loan Facility) and the Subsidiary Guaranty (as defined in the Amended and Restated Senior Term Loan Facility).

“Order” means any writ, judgment, decree, injunction, stipulation, determination or award or similar order of any Governmental Authority.

“Organizational Documents” means, with respect to any Person that is a corporation, its articles or certificate of incorporation or memorandum and articles of association, as the case may be, and bylaws; with respect to any Person that is a partnership, its certificate of partnership and partnership agreement; with respect to any Person that is a limited liability company, its certificate of formation and limited liability company or operating agreement; with respect to any Person that is a trust or other entity, its declaration or agreement of trust or other constituent document; and with respect to any other Person, its comparable organizational documents, in each case, as have been amended or restated.

“Original Credit Agreement” means that certain Senior Secured Term Loan Credit Agreement, dated as of December 22, 2010, among the Company, as borrower, the Administrative Agent, as administrative agent and collateral agent, the lenders party thereto, Citigroup Global Market Inc. and Jefferies Finance LLC, as joint lead arrangers and joint book-runners, and the Administrative Agent and Jefferies Finance, LLC, as co-syndication agents, as amended, restated, supplemented, or otherwise modified from time to time.

“Original Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement, dated as of July 20, 2011, among the Agents (as defined in the Amended and Restated Senior Term Loan Facility) and the ABL Agent, as may have been amended, supplemented or otherwise modified as of the Closing Date.

“Original Term Loan” means the term loans made under the Original Credit Agreement, including all principal, interest, capitalized interest, fees and expenses.

“Permitted Liens” has the meaning set forth in the Amended and Restated Senior Term Loan Facility.

“Person” means any individual, corporation, partnership, limited liability company, limited liability partnership, firm, joint venture, association, joint-stock company,

trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity of any kind or nature.

“Preferred Stock” means the shares of preferred stock of the Company, par value $0.001 per share.

“Plan” has the meaning set forth in Section 5.2(b).

“Purchase Price” has the meaning set forth in Section 2.1.

“Registration Rights Agreement” has the meaning set forth in the recitals.

“Regulation D” has the meaning set forth in the recitals.

“Required Subscribers” means the Subscribers holding at least a majority of the aggregate Common Shares listed on Schedule 1.

“Reverse Stock Split” has the meaning set forth in the recitals.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.

“Stockholders Agreement” has the meaning set forth in the recitals.

“Stock Equivalents” means any (a) warrants, options or other right to subscribe for, purchase or otherwise acquire any shares of Common Stock or any other class or series of Capital Stock of the Company or (b) any securities convertible into or exchangeable for shares of Common Stock or any other class or series of Capital Stock of the Company.

“Subscriber” has the meaning set forth in the preamble.

“Subsidiary” means, with respect to any specified Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Transfer” means (a) when used as a noun, any transfer, donation, sale, assignment, pledge, encumbrance, hypothecation, gift, bequest, creation of a security interest in or lien on, or other disposition, irrespective of whether any of the foregoing are effected with or without consideration, voluntarily or involuntarily, directly or indirectly, conditionally or unconditionally, by operation of law or otherwise, inter vivos or upon death (including an indirect transfer of Equity Interests occurring as a result of the transfer of Equity Interests in any Person which has a direct or indirect interest in such Equity Interests); or (b) when used as a verb, means to make a Transfer.

“Warrants” means the five-year warrants to be issued by the Company pursuant to the Warrant Agreement to purchase 787,855 shares of Common Stock at an initial exercise price of $61.75 per share, subject to adjustment as provided in the Warrant Agreement.

“Warrant Agreement” means that certain Warrant Agreement, dated as of the Closing Date, between the Company and American Stock Transfer & Trust Company, LLC, as warrant agent, attached hereto as Exhibit F, as further amended or restated from time to time.

ARTICLE II

AUTHORIZATION AND CLOSING

Section 2.1                                      Purchase and Sale of Common Shares.  On the terms and subject to the conditions contained in this Agreement, and in reliance upon the representations, warranties and covenants set forth in this Agreement, at the Closing, the Company shall issue, sell, convey, transfer and assign to the Subscribers, and the Subscribers shall subscribe for, purchase and acquire from the Company, 2,186,298 shares of the Company’s Common Stock in the aggregate, in the respective amounts set forth opposite each Subscriber’s name in column (5) of Schedule 1 hereto, free and clear of all Liens, other than Liens limiting the Transfer of the Common Shares arising under (a) Applicable Laws and (b) the Stockholders Agreement.  The aggregate amount of (i) that portion of the outstanding balance of the Original Term Loan that is retired, canceled or forgiven by the Subscribers and (ii) that portion of the outstanding balance of the New Term Loan that is funded by certain of the Subscribers, as consideration for the aggregate number of Common Shares to be purchased by each such Subscriber from the Company at Closing (the “Purchase Price”) shall be the amounts set forth opposite such Subscriber’s name in column (3) and column (4), as applicable, of Schedule 1 hereto.

Section 2.2                                      The Closing.  The closing of the purchase and sale of the Common Shares (the “Closing”) shall take place at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022 on the Closing Date.  At the Closing, the Company shall deliver to each Subscriber the Common Shares to be purchased by each such Subscriber registered in such Subscriber’s or its nominee’s name, upon delivery of the payment of the Purchase Price therefor as contemplated in this Section 2.2.  Delivery of such Common Shares shall be made by a book-entry record with the Company’s transfer agent and the Company shall deliver evidence of such record from the transfer agent to the Subscribers’ counsel. Each Subscriber shall pay the Purchase Price by executing and delivering the Amended and Restated Senior Term Loan Facility evidencing (a) the retirement, cancellation or forgiveness of that portion of the outstanding balance of the Original Term Loan as set forth opposite such Subscriber’s name in column (3) of Schedule 1 hereto and (b) the funding by certain of the Subscribers of the outstanding balance of the New Term Loan as set forth opposite such Subscriber’s name in column (4) of Schedule 1 hereto.

ARTICLE III

CONDITIONS AT THE CLOSING

Section 3.1                                      Subscriber Conditions.  Subject to Section 3.5, the obligation of each Subscriber hereunder to purchase the Common Shares at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

(a)                                  Representations, Warranties and Covenants.  (i) The representations and warranties set forth in Article V shall be true and correct in all material respects on the date hereof and in all material respects on the Closing Date as though then made, except in the case of the representations and warranties set forth in Section 5.2 (Equity Interests and Ownership), Section 5.7(c) (Transactions with Affiliates) and Section 5.9 (Private Placement), which shall be true and correct in all respects on the date hereof and in all respects on the Closing Date as though then made, and (ii) the Company shall have performed and complied with, in all material respects, all of the covenants required to be performed by it hereunder on or prior to the Closing Date.

(b)                                 Amended and Restated Certificate of Incorporation; Amended and Restated Bylaws.

(i)                                     The Company shall have duly adopted, executed and filed with the Secretary of State of the State of Delaware the Amended and Restated Certificate of Incorporation.  The Amended and Restated Certificate of Incorporation shall be in full force and effect under the laws of the State of Delaware as of the Closing and shall not have been further amended or modified.

(ii)                                  The Company shall have duly approved and adopted the Amended and Restated Bylaws.  The Amended and Restated Bylaws shall be in full force and effect under the laws of the State of Delaware as of the Closing and shall not have been further amended or modified.

(c)                                  Securities Law Compliance; De-Registration.

(i)                                     The Company shall have made any required filings under all Applicable Laws necessary to consummate the issuance of the Common Shares pursuant to this Agreement in compliance with such Applicable Laws, except to the extent any such required filings may be made following the Closing in compliance with such Applicable Laws.

(ii)                                  Other than the filing of an amendment to its Form 10-Q for the quarter ended March 31, 2012, a Form 12b-25 and a Form 15 and having its post-effective amendment to its Registration Statement on Form S-1 (333-132881) filed for the purpose of deregistering the securities covered thereby declared effective by the Commission, the Company shall have taken all actions, and shall have done or caused to be done all things, including obtaining all approvals, consents, notices and filings, required under Applicable Laws within its control necessary to effectuate the deregistration of its Common Stock and/or suspension of its reporting requirements under the Exchange Act.

(d)                                 Approvals.  All consents, approvals, notices and filings of any Governmental Authority or third party in connection with the purchase and sale of the Common Shares contemplated by this Agreement shall have been obtained without any action being taken or threatened by any competent Governmental Authority or third party that would restrain, prevent or otherwise impose adverse conditions on the purchase and sale of the Common Shares contemplated by this Agreement.

(e)                                  Reverse Stock Split.  The Reverse Stock Split shall have been duly authorized and effectuated by the Company in accordance with Applicable Laws and all consents, approvals, notices and filings of any Governmental Authority or third party in connection with the Reverse Stock Split shall have been obtained, such that, immediately prior to the Closing, the issued and outstanding Capital Stock of the Company shall consist of approximately 167,146 shares of Common Stock and 0 shares of Preferred Stock.

(f)                                    Financing.

(i)                                     The transactions set forth in Section 2.01 of the Amended and Restated Senior Term Loan Facility shall have been consummated in accordance with the terms and conditions set forth in the Amended and Restated Senior Term Loan Facility.

(ii)                                  Each of the Administrative Agent and the ABL Agent shall have approved the transactions contemplated by the Financing Documents.

(iii)                               Each of the Financing Documents shall have been executed and delivered by the parties thereto, which shall be in form and substance satisfactory to the Required Subscribers.

(g)                                 Opinion of Akin Gump Strauss Hauer & Feld LLP.  The Subscribers shall have been furnished with an opinion of Akin Gump Strauss Hauer & Feld LLP, counsel to the Company, dated as of the Closing Date, in the form attached hereto as Exhibit E.

(h)                                 Insurance.  The Aventine Companies shall have in place director and officer insurance coverage for each of their respective directors and officers who are, or have been designated pursuant to the Equity Documents, as directors and officers of the Aventine Companies.  The director and officer insurance shall be in amount and upon terms and conditions not less favorable than currently maintained by the Company, satisfactory in form and substance to the Required Subscribers.

(i)                                     Termination of the Existing Registration Rights Agreement.  The Existing Registration Rights Agreement shall have been amended and terminated (effective immediately prior to the Closing) pursuant to the Amendment and Termination of the Registration Rights Agreement, made as of September 24, 2012, by and among the Company and the holders of the Company’s common stock set forth on the signature pages thereto.

(j)                                     Intentionally omitted.

(k)                                  Proceedings.  All corporate and other proceedings required to be taken by the Company in connection with the transactions contemplated by the Equity Documents to be consummated at or prior to the Closing shall have been taken.

(l)                                     Material Adverse Effect.  Since August 17, 2012, no event, circumstance or change shall have occurred that has caused or evidences, a Material Adverse Effect.

(m)                               Litigation.  There shall exist no action, suit, investigation, litigation or proceeding affecting any of the Aventine Companies pending or threatened before any court, Governmental Authority or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 3.1(m) hereto or (ii) purports to affect the legality, validity or enforceability of this Agreement or any other Equity Document or the consummation of the transactions contemplated hereby or thereby.

(n)                                 No Restraints.  There shall be no effective Order issued by a Governmental Authority of competent jurisdiction, no action, suit, proceeding, claim or dispute shall have been commenced by any Governmental Authority for the purpose of obtaining any such Order and no written notice shall have been received by the Company from any Governmental Authority, that, in each case, (a) would restrain, restrict, prevent, impair, materially delay or restructure the transactions as contemplated by this Agreement or any other Equity Document or (b) would reasonably be expected to have a Material Adverse Effect.

Section 3.2                                      Company Conditions.  Subject to Section 3.5, the obligation of the Company hereunder to issue the Common Shares at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

(a)                                  Representations, Warranties and Covenants.  (i) The representations and warranties set forth in Article VI shall be respects true and correct in all material respects on the date hereof and in all material respects on the Closing Date as though then made (except in the case of representations and warranties set forth in Sections 6.1(a), (b), (c), (d), (e) and (f), which shall be true and correct in all respects), and (ii) each Subscriber shall have performed and complied with, in all material respects, all of the covenants required to be performed by it hereunder on or prior to the Closing Date.

(b)                                 Amended and Restated Certificate of Incorporation.  The Amended and Restated Certificate of Incorporation shall be in full force and effect under the laws of the State of Delaware as of the Closing.

(c)                                  Approvals.  All consents, approvals, notices and filings of any Governmental Authority or third party in connection with the purchase and sale of the Common Shares contemplated by this Agreement shall have been obtained without any action being taken or threatened by any competent Governmental Authority or third party that would restrain, prevent or otherwise impose adverse conditions on the purchase and sale of the Common Shares contemplated by this Agreement.

(d)                                 Financing.

(i)                                     The transactions set forth in Section 2.01 of the Amended and Restated Senior Term Loan Facility shall have been consummated in accordance with the terms and conditions set forth in the Amended and Restated Senior Term Loan Facility.

(ii)                                  Each of the Administrative Agent and the ABL Agent shall have approved the transactions contemplated by the Financing Documents.

(iii)                               Each of the Financing Documents shall have been executed and delivered by the parties thereto, which shall be in form and substance satisfactory to the Company.

Section 3.3                                      Company Closing Documents. The Company shall have delivered to each Subscriber, or counsel for the Subscribers, all of the following documents on or prior to the Closing Date:

(a)                                  an Officer’s Certificate, dated as of the Closing Date, stating that the conditions specified in Section 3.1(a), (b)(i) (first sentence), (b)(ii) (first sentence), (c), (d), (e), (h) (first sentence), (i), (k), (l), (m) and (n) (in each case qualified by knowledge, where appropriate), have been satisfied;

(b)                                 certified copies of (i) the resolutions (or unanimous written consents) duly adopted by the Board authorizing the execution, delivery and performance of each of the Equity Documents, the filing of the Company’s Amended and Restated Certificate of Incorporation, the authorization and adoption of the Amended and Restated Bylaws, the issuance and sale of the Common Shares and the consummation of all other transactions contemplated by each of the Equity Documents and (ii) the resolutions (or written consents) duly adopted by the Company’s stockholders adopting the Company’s Amended and Restated Certificate of Incorporation;

(c)                                  a certified copy from the Delaware Secretary of State of the Amended and Restated Certificate of Incorporation, as amended to give effect to the Reverse Stock Split, and a copy of the Amended and Restated Bylaws certified by a Secretary or Assistant Secretary of the Company;

(d)                                 a certificate evidencing the formation and good standing of each of the Aventine Companies in each such entity’s jurisdiction of formation issued by the Secretary of State (or equivalent) of such jurisdiction of formation, dated reasonably near the Closing Date;

(e)                                  (i) duly executed counterparts to each of the Equity Documents to be executed on or prior to the Closing Date to which it is a party and (ii) duly executed counterparts of each other signatory,  other than the Subscribers, to each of the Equity Documents to be executed on or prior to the Closing Date to which each such other signatory is a party; and

(f)                                    such other documents relating to the transactions contemplated by the Equity Documents as the Required Subscribers may reasonably request.

Section 3.4                                      Subscriber Closing Documents. The Subscribers shall have delivered to the Company, or counsel for the Company, (a) a duly executed counterpart of the Amended and Restated Senior Term Loan Facility evidencing (i) the retirement, cancellation or forgiveness of that portion of the outstanding balance of the Original Term Loan as set forth opposite such Subscriber’s name in column (3) of Schedule 1 hereto and (ii) the funding of that portion of the outstanding balance of the New Term Loan as set forth opposite such Subscriber’s name in column (4) of Schedule 1 hereto, (b) duly executed counterparts to each of the Equity Documents to be executed on or prior to the Closing Date to which it is a party and (c) duly executed counterparts of each other signatory, other than the Company, to each of the Equity Documents to be executed on or prior to the Closing Date to which each such other signatory is a party.

Section 3.5                                      Waiver.  The conditions specified in this Article III are for the benefit of the Subscribers and the Company, as applicable, and any condition for the benefit of such party may be waived at any time by the Required Subscribers and the Company, as applicable, in their and its sole discretion if consented to by such Required Subscribers or the Company, as applicable; provided, that no such waiver shall be effective against any Subscriber or the Company, as applicable unless it is set forth in a writing executed by the Required Subscribers or the Company, as applicable.

ARTICLE IV

COVENANTS

Section 4.1                                      Public Disclosures.  From and after the date hereof, the Company shall not, nor shall it permit any of the Aventine Companies or their respective Controlled Affiliates to, disclose any Subscriber’s name or identity as an investor in the Aventine Companies in any press release, public disclosure filing or other public announcement or in any document or material filed with any Governmental Authority, without the prior written consent of such Subscriber, in its sole discretion, unless such disclosure is required by Applicable Laws or by Order of a court of competent jurisdiction, in which case the Company shall give prompt written notice to such Subscriber describing in reasonable detail the proposed content of such disclosure and shall permit such Subscriber to review and comment upon the form and substance of such disclosure.

Section 4.2                                      FIRPTA.  Each of the Aventine Companies acknowledges that Subscriber may be a foreign entity or have foreign persons and entities as members, partners or shareholders and that any of the Aventine Companies may be required to file or cause to be filed in the future with the IRS certain statements required under Section 1.897-2(g) and Section 1.897-2(h) of the Treasury Regulations.  Each of the Aventine Companies will, and will cause each of their respective Subsidiaries to, use commercially reasonable efforts to avoid becoming a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the IRC.

Section 4.3                                      Blue Sky Laws.  The Company shall, on or before the Closing Date, take such action as the Company reasonably determines is necessary in order to obtain an exemption for or to qualify the Common Shares for sale to the Subscribers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Subscriber on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Common Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date, including the filing of a Form D in all applicable jurisdictions.

Section 4.4                                      Consents and Approvals.  The parties hereto shall use their commercially reasonable efforts to obtain all consents, approvals, notices and filings of any Governmental Authority or third party that are required in connection with the purchase and sale of the Common Shares contemplated by this Agreement on or prior to the Closing Date.

Section 4.5                                      Form 8-K.  On or prior to 8:30 a.m., New York City time, on the second trading day immediately following the Closing Date, the Company shall file a Form 8-K with the Commission describing the terms of and announcing the consummation of the transactions contemplated by the Equity Documents and the Financing Documents, in the form required by the Exchange Act, and attaching the executed Equity Documents and the Financing Documents as required under the U.S. securities laws (the “8-K Filing”), which 8-K Filing shall be in form and substance reasonably satisfactory to the Subscribers.

Section 4.6                                      De-Listing.  After the 8-K Filing has been filed with, and accepted by, the Commission, the Company shall file a Form 15 as soon as is practical following the Closing Date, but in no event after the later of ten (10) days following (a) the Closing Date and (b) the date on which the Company’s post-effective amendment to its Registration Statement on Form S-1 (333-132881) is declared effective by the Commission.

Section 4.7                                      Cancellation of Existing Warrants.  The Company shall take such action as is necessary to cancel the Existing Warrants as a result of the occurrence of the Change of Control (as defined in the Existing Warrants) resulting from the consummation of the transactions contemplated by the Equity Documents as promptly as practicable, but in no event later than twenty (20) days, after the Closing, and upon which cancellation such Existing Warrants shall be null and void and the Company shall have been released from all obligations thereunder, in each case as provided in the Existing Warrants.

Section 4.8                                      Issuance of Warrants.  Within twenty (20) days of the Closing Date, the Company shall issue the Warrants in accordance with all Applicable Laws on a pro rata basis in respect of the issued and outstanding Common Stock as of such date (other than the Common Shares issued pursuant hereto).

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As a material inducement to the Subscribers to enter into this Agreement and to purchase the Common Shares, except as set forth in the schedules to be delivered pursuant to Article V hereof (the “Disclosure Schedules”), the Company represents and warrants, as of the date hereof and as of the Closing, to each Subscriber as follows:

Section 5.1                                      Organization; Requisite Power and Authority; Qualification.  Each Aventine Company (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 5.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Equity Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is duly qualified or licensed to do business and in good standing (to the extent such concept is applicable in a particular jurisdiction) in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except where the failure to have such qualification or license would not have a Material Adverse Effect.

Section 5.2                                      Equity Interests and Ownership.

(a)                                  Schedule 5.2(a) sets forth a complete and accurate list of each of the Aventine Companies and the authorized, treasury and issued and outstanding Equity Interests in each of the Aventine Companies as of the date hereof and, in the case of the Company, after giving effect to the transactions contemplated by the Equity Documents (without giving effect to any amendments or modifications after the date hereof).  The issued and outstanding Equity Interests in each Aventine Company have been duly authorized and validly issued, are fully paid (to the extent required by such Person’s Organizational Documents in the case of a limited liability company) and non-assessable (except as provided under Applicable Law in the case of a limited liability company) and, as of the Closing Date, (i) are owned free and clear of any Liens except Permitted Liens or as set forth in clause (ii) and (ii) will be free and clear of any restrictions on Transfer, in each case other than (x) those arising under Applicable Laws, (y) as set forth in the Equity Documents or the Financing Documents or (z) as set forth on Schedule 5.2(a).  Schedule 5.2(a) correctly sets forth the Equity Interests held by each Aventine Company in its respective Subsidiaries.

(b)                                 Other than as set forth in the Organizational Documents of each Aventine Company, the Equity Documents, the Financing Documents, the Existing Warrants or the First Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated January 13, 2010, as modified prior to the date hereof (together with all related documents, the “Plan”), no Aventine Company has, and is not bound by, any outstanding subscriptions, options, warrants, calls, commitments or contracts calling for or representing preemptive rights, the purchase or issuance of any Equity Interests in such Aventine Company or the right to purchase or otherwise receive any Equity Interests in such Aventine Company or relating to the allocation of earnings of such Aventine Company to which such Equity Interests are entitled.

(c)                                  Except as set forth on Schedule 5.2(c), all of the outstanding Equity Interests in each Aventine Company that is not the Company are owned beneficially and of record by the Company directly or indirectly through wholly-owned Subsidiaries of the Company.

(d)                                 Except as set forth on Schedule 5.2(d), as of the date hereof and as of the Closing Date, the Aventine Companies do not own beneficially and of record, directly or indirectly, any Equity Interests in any Person (other than one or more other Aventine Companies).

Section 5.3                                      Title; Sufficiency. Each of the Aventine Companies has good and marketable fee simple or leasehold title, as the case may be, to all of the material real and personal property required to conduct their respective businesses as currently conducted, except as would not, individually or in the aggregate, have a Material Adverse Effect.  Except as set forth on Schedule 5.3, such real and personal property is held by each such Aventine Company free and clear of all Liens other than Permitted Liens, and is not, in the case of real property, subject to any rights-of-way, building or use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except with respect to Permitted Liens.

Section 5.4                                      Authority.  The Company has full power, authority and legal right to enter into this Agreement and the other Equity Documents to which it is a party and to perform all its respective obligations hereunder and thereunder.  This Agreement and the other Equity Documents to which it is a party have been or at the Closing (or at such later time as contemplated by Section 4.8) will be duly executed and delivered by the Company, and this Agreement and the other Equity Documents to which it is a party constitute or at the Closing (or at such later time as contemplated by Section 4.8) will constitute the legal, valid and binding obligation of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered at a proceeding in equity or at law.  The execution, delivery and performance of this Agreement and of the other Equity Documents (a) are within the Company’s corporate power, have been duly authorized by all necessary corporate action, are not in contravention of law or the terms of the Company’s Organizational Documents, or other applicable documents relating to the Company’s incorporation or to the conduct of the Company’s business or of any material agreement or undertaking to which any Aventine Company is a party or by which any Aventine Company is bound and (b) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Authority, (c) will not require the consent of any Governmental Authority or any other Person, and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Liens upon any asset of any Aventine Company under the provisions of any Contractual Obligation to which such Aventine Company is a party or by which it or its property is a party or by which it may be bound.

Section 5.5                                      Reverse Stock Split.  The Reverse Stock Split has been duly authorized and prior to the Closing shall have been effectuated by the Company in accordance with Applicable Laws, such that, immediately prior to the Closing, the issued and outstanding Capital Stock of the Company shall consist of approximately 167,146 shares of Common Stock.

Section 5.6                                      Warrants.  The Warrants have been duly authorized by the Company.

Section 5.7                                      Transactions with Affiliates.

(a)                                  Other than as contemplated under the Financing Documents and the Equity Documents (and after giving effect thereto), there is no Indebtedness owing by any Aventine Company to any of its Affiliates or by any Affiliate of any Aventine Company to such Aventine Company or any other Aventine Company.

(b)                                 Except as contemplated under the Financing Documents or the Equity Documents (and after giving effect thereto):

(i)                                     no Aventine Company is indebted, directly or (to the Knowledge of the Company) indirectly, to (A) any of its own officers, directors, managers, members, partners, 5% or greater equity holders or employees, (B) the officers, directors, managers, members, partners, shareholders or employees of any of its Affiliates that the Company has Knowledge of, or (C) any immediate family members of such officers, directors, managers, members, partners, shareholders or employees or other Affiliates that the Company has Knowledge of, except for trade creditors in the ordinary course of business or, in the case of employees, compensation payable in the ordinary course of business and reasonable travel and business advances accrued in the ordinary course of business consistent with past practices;

(ii)                                  (A) except as disclosed on Schedule 5.7(b)(ii), no officer, director, manager, member, partner, no immediate family members of the foregoing, 5% or greater equity holder or employee of any Aventine Company, and no other Affiliates of any of the foregoing that the Company has Knowledge of shall be indebted to any Aventine Company in any amount whatsoever, except in the case of employees, compensation payable in the ordinary course of business and reasonable travel and business advances accrued in the ordinary course of business consistent with past practices, (B) no officer, director (other than any Independent Director), manager, member, partner, no immediate family member of the forgoing or, to the Knowledge of the Company, 5% or greater equity holder of any Aventine Company and, to the Knowledge of the Company, no other Affiliates (other than any Subscriber) shall have any direct or indirect ownership interests in any Person which competes, directly or indirectly, with any Aventine Company, and (C) to the Knowledge of the Company, no employee of any Aventine Company has any direct or indirect ownership interests in excess of five percent (5%) of any Person which competes, directly or indirectly, with any Aventine Company; and

(iii)                               to the Knowledge of the Company, there are no voting, stockholder or similar agreements between or among the holders of Equity Interests in any Aventine Company (other than the Organizational Documents).

(c)                                  Other than as contemplated under the Financing Documents and the Equity Documents, no officer, director, manager, member, partner or, to the Knowledge of the Company, 5% or greater equity holder or employee of any Aventine Company and, to the Knowledge of the Company, no member and other Affiliate of a member or the immediate family members of any of the foregoing has any direct or indirect interest in any Contractual Obligation (whether oral or written), commitment, license, agreement, obligation or arrangement to which any Aventine Company is a party, other than employment agreements, incentive awards and director compensation plans.

(d)                                 Except as set forth in the Stockholders Agreement, the Financing Documents or the Plan, or as disclosed on Schedule 5.7(d), no Aventine Company is a party to any agreement relating to the voting or disposition of the Capital Stock of any other Aventine Company.

(e)                                  Other than as contemplated under the Financing Documents or the Equity Documents, or as disclosed on Schedule 5.7(e), no Aventine Company has any outstanding loan or advance of funds to any of its Affiliates’ officers, directors, employees, members, managers, partners or 5% or greater equity holders, or to any immediate family member of any of the foregoing.

Section 5.8                                      Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

Section 5.9                                      Private Placement.  Neither the Company or anyone acting on its behalf nor, to the Knowledge of the Company, any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Common Shares in a manner that would require the registration under the Securities Act of the Common Shares or (ii) offered, solicited offers to buy or sold the Common Shares by any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.  Neither the Company nor any of its predecessors or affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to company with Rule 503 of Regulation D.  Assuming the truth and accuracy of each Subscriber’s representations in Article VI, the offer, sale and issuance of the Common Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act.

Section 5.10                                No Litigation.  Other than those listed on Schedule 5.10, there are no actions, suits, proceedings, claims or disputes pending or, to the Knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against any of the Aventine Companies or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Equity Document or the consummation of the transactions contemplated hereby or thereby, or (b) as to which there is a reasonable possibility of an adverse determination and that could reasonably be expected to result in a Material Adverse Effect.

Section 5.11                                No Brokers.  Except as set forth on Schedule 5.11, no broker, finder, agent or similar intermediary is acting, or has acted, for, or on behalf of, the Aventine Companies in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Aventine Companies or any action taken by the Aventine Companies.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBERS

Section 6.1                                      Investment Representations.  Each Subscriber represents and warrants, as of the date hereof and as of the Closing, to the Company as follows (including Sections 6.2, 6.3 and 6.4):

(a)                                  it is acquiring the Common Shares purchased hereunder or acquired pursuant hereto for its own account and not for the benefit or account of any other person with the present intention of holding such Common Shares for purposes of investment;

(b)                                 it has no intention of selling and shall not sell the Common Shares in a distribution in violation of Applicable Laws;

(c)                                  it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D), is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Common Shares and was not formed for the specific purpose of acquiring the Common Shares;

(d)                                 it is able to bear the economic risk of the investment in the Common Shares for an indefinite period of time because the Common Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or any exemption from such registration is available;

(e)                                  it understands and acknowledges that (i) the Common Shares being acquired by it have not been registered under the Securities Act or the securities laws of any state, in reliance on one or more exemptions therefrom for transactions not involving a public offering, (ii) the Common Shares are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, (iii) if it decides to resell, pledge or otherwise transfer the Common Shares such securities may be resold, pledged or transferred only (A) to the Company, (B) pursuant to an effective registration statement under the Securities Act or (C) pursuant to an available exemption from the registration requirements of the Securities Act and applicable state securities laws and the laws of any other applicable jurisdiction, subject, at all times, in all cases, to compliance with applicable state and federal securities laws and the Stockholders Agreement, and (iv) the transferee will, and each subsequent holder is required to, notify any subsequent transferee of the Common Shares from it of the resale restrictions referred to in clause (iii) of this paragraph; and

(f)                                    if the Common Shares are issued in certificated form or by book-entry record, each certificate or book-entry record representing Common Shares will contain a legend substantially in the form set forth in Section 7.2.

Section 6.2                                      Authority.  Such Subscriber has full power, authority and legal right to enter into this Agreement and the other Equity Documents to which it is a party and to perform all its respective obligations hereunder and thereunder.  This Agreement and each of the other Equity Documents to which it is a party have been or at the Closing will be duly executed and delivered by such Subscriber; this Agreement and each of the other Equity Documents to which it is a party constitute or at the Closing will constitute the legal, valid and binding obligation of such Subscriber, enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered at a proceeding in equity or at law.  The execution, delivery and performance of this Agreement and of the other Equity Documents (a) are within such Subscriber’s corporate or other entity power, have been duly authorized by all necessary corporate or other entity action, are not in contravention of law or the terms of its Organizational Documents, or other applicable documents relating to its incorporation or formation or to the conduct of its business or of any material agreement or undertaking to which it is a party or by which it is bound and (b) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Authority, (c) will not require the consent of any Governmental Authority or any other Person, and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Liens upon any of its assets under the provisions of any Contractual Obligation to which it is a party or by which it or its property is a party or by which it may be bound.

Section 6.3                                      No Litigation.  Other than those listed on Schedule 6.3, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of such Subscriber, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against any such Subscriber or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement, any other Equity Document or the consummation of the transactions contemplated hereby or thereby, or (b) as to which there is a reasonable possibility of an adverse determination and that could reasonably be expected to result in a material adverse effect upon the business, assets, operations, property, condition (financial or otherwise) or material agreements of such Subscriber or the ability of such Subscriber to perform its obligations hereunder.

Section 6.4                                      No Brokers.  No broker, finder, agent or similar intermediary is acting, or has acted, for, or on behalf of, any Subscriber in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with such Subscriber or any action taken by such Subscriber.

ARTICLE VII

MISCELLANEOUS

Section 7.1                                      Survival of Representations and Warranties.  None of the representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

Section 7.2                                      Expenses.  Except as otherwise expressly set forth herein or in the Financing Documents, each party hereto shall pay its own costs and expenses (including all legal, accounting, broker, finder and investment banker fees) relating to this Agreement and the other Equity Documents, the negotiations leading up to this Agreement and the other Equity Documents and the transactions contemplated hereby and thereby; provided, that the Company reimburse the Subscribers for their reasonable and documented out-of-pocket fees and expenses incurred by the Subscribers in connection with the preparation and negotiation of, and consummation of the transactions contemplated by, the Equity Documents.

Section 7.3                                      Legends.  Any certificates or book-entry records representing Common Shares shall have the following legend endorsed conspicuously thereupon:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE STOCKHOLDERS AGREEMENT, DATED AS OF SEPTEMBER 24, 2012, AMONG THE COMPANY AND THE OTHER PARTIES THERETO, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.  NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH AGREEMENT.  THE HOLDER OF THESE SECURITIES, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH AGREEMENT, INCLUDING THE TRANSFER RESTRICTIONS AND THE FORCED SALE PROVISIONS CONTAINED THEREIN.

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NO INTEREST HEREIN MAY BE SOLD, OFFERED, ASSIGNED, DISTRIBUTED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING ANY SUCH TRANSACTION OR (B) THE COMPANY AND ITS COUNSEL ARE OTHERWISE SATISFIED THAT SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION AND IN COMPLIANCE WITH ALL STATE SECURITIES LAWS.”

The requirement imposed by this Section 7.2 to include the second paragraph of the legend set forth above shall cease and terminate as to any particular Common Shares (a) when, in the written opinion of legal counsel reasonably satisfactory to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (b) when such Shares have been effectively registered under the Securities Act or Transferred pursuant to Rule 144.  Whenever (x) such requirement shall cease and terminate as to any Common Shares or (y) such Common Shares shall be transferable under paragraph (b)(1) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense, new certificates or book-entry records not bearing the second paragraph of the legend set forth in this

Section 7.2 hereof (so long as such Subscriber remains a non-affiliate of the Company within the meaning of Rule 144).

Section 7.4                                      Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.  The rights and obligations of each Subscriber under this Agreement shall be assignable (a) to any of such Subscriber’s Affiliates or (b) to any other Person, in each case with the prior written consent of the Company.

Section 7.5                                      Entire Agreement.  This Agreement and the other Equity Documents constitute the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes all prior oral and written, and all contemporaneous oral, agreements and understandings relating to the subject matter hereof.

Section 7.6                                      Notices.  All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if transmitted by telecopier with receipt acknowledged by the recipient, or upon delivery, if delivered personally or by recognized commercial courier with receipt acknowledged, or upon receipt if mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to any of the Aventine Companies:

c/o Aventine Renewable Energy Holdings, Inc.
One Lincoln Centre
5400 LBJ Freeway, Suite 450
Dallas, Texas 75240
Attention: John Castle
Telephone: (214) 451-6750
Telecopier: (214) 451-6799

with a copy to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036
Attention: Ackneil M. Muldrow, III
Telephone: (212) 8872-1064
Telecopier: (212) 872-1992

If to any Subscriber, to the address set forth on Schedule 1 hereto with a copy to:

Schulte Roth & Zabel LLP
919 Third Avenue

New York, New York 10022
Attention:	Michael Littenberg, Esq.
Daniel Oshinsky, Esq.
Telephone: (212) 756-2000
Telecopier: (212) 593-5955

or at such other address or addresses as such party may specify by written notice given in accordance with this Section 7.6.

Section 7.7                                      Construction and Interpretation.  The headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement and are not to be considered in construing or interpreting this Agreement.  All section, preamble, recital, exhibit, schedule, disclosure schedule, annex, clause and party references contained in this Agreement are to this Agreement unless otherwise stated.  Unless the context of this Agreement clearly requires otherwise, the use of the words “include,” “includes” or “including” is not limiting and shall be deemed to be followed by “without limitation” and the use of the word “or” has the inclusive meaning represented by the phrase “and/or.”  References in this Agreement to any agreement, other document or law “as amended” or “as amended from time to time,” or amendments of any document or law, shall include any amendments, supplements, restatements, replacements, renewals, refinancings or other modifications.  Wherever required by the context of this Agreement, the masculine, feminine and neuter gender shall each include the other.  This Agreement has been negotiated by, and entered into between or among, Persons that are sophisticated and knowledgeable in business matters.  Accordingly, any rule of law or legal decision that would require interpretation of this Agreement against the party that drafted it shall not be applicable and is irrevocably and unconditionally waived.  All provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

Section 7.8                                      Severability.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future Applicable Laws during the term thereof, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom.  Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

Section 7.9                                      Counterparts.  This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document.  All counterparts shall be construed together and constitute the same instrument.  This Agreement, and the other Equity Documents, to the extent signed and delivered by means of a facsimile machine or electronic delivery (i.e., by email of a PDF signature page), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or by electronic delivery as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

Section 7.10                                Waivers and Amendments.  Except as specifically contemplated by Section 3.5, neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the Company and each Subscriber, which change, waiver, discharge or termination shall bind both the Company and each such Subscriber.

Section 7.11                                Remedies.

(a)                                  The Company and each Subscriber shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or each such Subscriber.  The parties acknowledge and agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

(b)                                 None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

Section 7.12                                Governing Law.  IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF OTHER THAN N.Y. GEN. OBLIG. LAW §5-1401).

Section 7.13                                Consent to Jurisdiction and Venue.  THE PARTIES HEREBY CONSENT AND AGREE THAT ALL ACTIONS, SUITS, PROCEEDINGS, CLAIMS OR DISPUTES ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER EQUITY DOCUMENT SHALL BE TRIED AND LITIGATED IN ANY FEDERAL COURT OF THE SOUTHERN DISTRICT OF NEW YORK OR ANY STATE COURT LOCATED IN NEW YORK COUNTY, STATE OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY AND ALL CLAIMS, CONTROVERSIES AND DISPUTES ARISING OUT OF THIS AGREEMENT OR ANY OTHER MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT.

THE PARTIES HEREBY (A) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY FEDERAL COURT OF THE SOUTHERN DISTRICT OF NEW YORK OR ANY STATE COURT LOCATED IN NEW YORK COUNTY, STATE OF NEW YORK, AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION, SUIT, PROCEEDING, CLAIM OR DISPUTE COMMENCED IN ANY SUCH COURT, (B) WAIVE ANY RIGHT THEY MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR ANY OBJECTION THAT SUCH PERSON MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION OR IMPROPER VENUE AND (C) CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  THE PARTIES HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT OR OTHER PROCESS ISSUED IN ANY SUCH ACTION, SUIT, PROCEEDING, CLAIM OR DISPUTE AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN SECTION 7.6 (NOTICES) AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PERSON’S ACTUAL RECEIPT THEREOF OR FIVE (5) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

TO THE EXTENT PERMITTED UNDER THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE PARTIES HEREBY EXPRESSLY WAIVE, IN RESPECT OF ANY SUCH ACTION, SUIT, PROCEEDING, CLAIM OR DISPUTE, THE JURISDICTION OF ANY OTHER COURT OR COURTS THAT NOW OR HEREAFTER, BY REASON OF SUCH PERSON’S PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

Section 7.14                                Waiver of Jury Trial.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE COMPANY AND EACH SUBSCRIBER WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES HERETO DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, AND UNDERSTANDING THEY ARE WAIVING A CONSTITUTIONAL RIGHT, EACH PARTY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, CLAIM OR DISPUTE BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.15                                Fiduciary Matters.  Notwithstanding anything herein to the contrary, nothing in this Agreement shall (a) be deemed to prevent any directors of the Company (in such person’s capacity as a director of the Company) from taking any action, or refraining from taking any action, to the extent required, based upon written legal advice of counsel, to comply with any fiduciary duty under Applicable Laws or (b) require the Company to take any action, or refrain from taking any action, to the extent required, based upon written legal advice of counsel, to comply with any fiduciary obligations under Applicable Law.

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IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement on the date first written above.

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ John Castle
	Name:	John Castle
	Title:	Chief Executive Officer

Signature Page to Subscription Agreement

LJR CAPITAL L.P.

By:
/s/ Lawrence B. Gill
	Name:	Lawrence B. Gill
	Title:	Authorized Signatory

ALJ CAPITAL I, L.P.

By:
/s/ Lawrence B. Gill
	Name:	Lawrence B. Gill
	Title:	Authorized Signatory

ALJ CAPITAL II, L.P.

By:
/s/ Lawrence B. Gill
	Name:	Lawrence B. Gill
	Title:	Authorized Signatory

Signature Page to Subscription Agreement

ALLIANCEBERNSTEIN STRATEGIC OPPORTUNITIES FUND, L.P.

By:	AllianceBernstein, L.P.,
as Investment Adviser

/s/ Jack Kelley
	Name:	Jack Kelley
	Title:	SVP

ALLIANCEBERNSTEIN EVENT DRIVEN OPPORTUNITIES FUND (DELAWARE), L.P.

By:	AllianceBernstein, L.P.,
as Investment Adviser

/s/ Jack Kelley
	Name:	Jack Kelley
	Title:	SVP

Signature Page to Subscription Agreement

ALTAI CAPITAL MASTER FUND, LTD.

By:	Altai Capital Management, L.P.,
as Investment Adviser

/s/ Toby E. Symonds
	Name:	Toby E. Symonds
	Title:	Managing Principal of the Investment Adviser to Altai Capital Master Fund, Ltd.

Signature Page to Subscription Agreement

APOLLO INVESTMENT CORPORATION

By:	Apollo Investment Management, L.P., as Advisor
By:	ACC Management, LLC, as its General Partner

/s/ Ted J. Goldthorpe
	Name:	Ted J. Goldthorpe
	Title:	Chief Investment Officer

Signature Page to Subscription Agreement

CREDIT SUISSE SECURITIES (USA) LLC

By:

/s/ Michael Wotanowski
	Name:	Michael Wotanowski
	Title:	Authorized Signatory

Signature Page to Subscription Agreement

MIDTOWN ACQUISITIONS L.P.

By:	Midtown Acquisitions GP LLC, its general partner

/s/ Avram Z. Friedman
	Name:	Avram Z. Friedman
	Title:	Manager

Signature Page to Subscription Agreement

MACQUARIE CAPITAL (USA) INC.,

By:
/s/ Robert M. Perdock
	Name:	Robert M. Perdock
	Title:	Managing Director

/s/ Vincent Basulto
Vincent Basulto
Managing Director

Signature Page to Subscription Agreement

REDWOOD MASTER FUND, LTD.

By:	REDWOOD CAPITAL MANAGEMENT, LLC,
its Investment Advisor

/s/ Jed Nussbaum
	Name:	Jed Nussbaum
	Title:	Authorized Signatory

Signature Page to Subscription Agreement

ROCHDALE FIXED INCOME PORTFOLIOS

By:	Seix Investment Advisors LLC, in its capacity as Sub-Adviser

/s/ George Goudelias
Name: George Goudelias
Title: Managing Director

RIDGEWORTH SEIX FLOATING RATE HIGH INCOME FUND

By:	Seix Investment Advisors LLC, in its capacity as Sub-Adviser

/s/ George Goudelias
Name: George Goudelias
Title: Managing Director

RIDGEWORTH HIGH INCOME FUND

By:	Seix Investment Advisors LLC in its capacity as Sub-Adviser

/s/ Brian Nold
Name: Brian Nold
Title: Managing Director

SEIX MULTI-SECTOR ABSOLUTE RETURN FUND LP

By:	Seix Investment Advisors LLC, in its capacity as Investment Manager

/s/ Michael Kirkpatrick
Name: Michael Kirkpatrick
Title: Managing Director

Signature Page to Subscription Agreement

UNIVERSITY OF ROCHESTER

By:	Seix Investment Advisors LLC, in its capacity as Investment Manager

/s/ George Goudelias
Name: George Goudelias
Title: Managing Director

Signature Page to Subscription Agreement

SENATOR GLOBAL OPPORTUNITY MASTER FUND L.P.

By:	/s/ Senator Master GP LLC,
its general partner

/s/ Evan Gartenlaub
Name: Evan Gartenlaub
Title: General Counsel

Signature Page to Subscription Agreement

TPG CREDIT OPPORTUNITIES INVESTORS, L.P.

By:	TPG Credit Opportunities Fund GP, L.P. Its General Partner

/s/ Julie K. Braun
Name: Julie K. Braun
Title: Vice President

TPG CREDIT STRATEGIES FUND, L.P.

By:	TPG Credit Strategies GP, L.P. Its General Partner

/s/ Julie K. Braun
Name: Julie K. Braun
Title: Vice President

TPG CREDIT STRATEGIES FUND II, L.P.

By:	TPG Credit Strategies II GP., L.P. Its General Partner

/s/ Julie K. Braun
Name: Julie K. Braun
Title: Vice President

TCS II OPPORTUNITIES, L.P.

By:	TPG Credit Strategies II GP, L.P. Its General Partner

/s/ Julie K. Braun
Name: Julie K. Braun
Title: Vice President

Signature Page to Subscription Agreement

TPG CREDIT OPPORTUNITIES FUND L.P.

By:	TPG Credit Opportunities Fund GP, LP Its General Partner

/s/ Julie K. Braun
Name: Julie K. Braun
Title: Vice President

Signature Page to Subscription Agreement

Schedule 1

Subscriber Schedule

Name (1)	Address (2)	Aggregate Amount of Indebtedness Under the Original Term Loan To Be Retired, Canceled or Forgiven as Purchase Price (3)	Aggregate Amount of Indebtedness Under the New Term Loan to be Funded as Purchase Price (4)	Aggregate Number of Common Shares To Be Acquired (5)	Percentage of Common Stock Issued and Outstanding Immediately Following the Closing (6)
ALJ Capital	6300 Wilshire Blvd., Suite 700, Los Angeles, CA 90048		$1,550,000
ALJ Capital I, L.P.		$510,668	$134,500	9,018	0.3815422889%
ALJ Capital II, L.P.		$2,782,424	$713,500	49,133	2.0787666089%
LJR Capital L.P.		$2,672,655	$702,000	47,195	1.9967718256%
Alliance Capital	1345 Avenue of the Americas, New York, NY 10105		$550,000
AllianceBernstein Event Driven Opportunities Fund (Delaware), L.P.		$592,815	$157,849.29	10,468	0.4428902950%
AllianceBernstein Strategic Opportunities Fund, L.P.		$1,472,753	$392,150.71	26,007	1.1003293753%
Altai Capital	152 West 57th		$1,050,000

1

Name (1)	Address (2)	Aggregate Amount of Indebtedness Under the Original Term Loan To Be Retired, Canceled or Forgiven as Purchase Price (3)	Aggregate Amount of Indebtedness Under the New Term Loan to be Funded as Purchase Price (4)	Aggregate Number of Common Shares To Be Acquired (5)	Percentage of Common Stock Issued and Outstanding Immediately Following the Closing (6)
Management	Street, 10th Floor, New York, NY 10019
Altai Capital Master Fund, Ltd.		$4,113,398	$1,050,000	72,636	3.0731543241%
Apollo / Stone Tower	9 West 57TH Street, 37th Floor, New York, NY 10019		$3,850,000
Apollo Investment Corporation		$14,839,067	$3,850,000	262,036	11.0864731877%
Credit Suisse	11 Madison Ave., New York, NY 10010		$150,000
Credit Suisse Securities (USA) LLC		$587,628	$150,000	10,377	0.4390401787%
DK Partners	65 East 55th Street, 19th Floor, New York, NY 10022		$9,150,000
Midtown Acquisitions L.P.		$35,562,557	$9,150,000	627,982	26.5692714184%
Macquarie Group	125 West 55th Street, New York, NY 10019		$2,200,000

2

Name (1)	Address (2)	Aggregate Amount of Indebtedness Under the Original Term Loan To Be Retired, Canceled or Forgiven as Purchase Price (3)	Aggregate Amount of Indebtedness Under the New Term Loan to be Funded as Purchase Price (4)	Aggregate Number of Common Shares To Be Acquired (5)	Percentage of Common Stock Issued and Outstanding Immediately Following the Closing (6)
Macquarie Capital (USA) Inc.		$8,539,019	$2,200,000	150,786	6.3796003072%
Redwood Capital Management	910 Sylvan Ave., Englewood Cliffs, NJ 07632		$3,650,000
Redwood Master Fund, Ltd.		$14,140,978	$3,650,000	249,709	10.5649305181%
Senator Investment Group	510 Madison Avenue, 28th Floor, New York, New York 10022		$1,200,000
Senator Global Opportunity Master Fund, L.P.		$4,701,026	$1,200,000	83,013	3.5121945028%
Seix Advisors	10 Mountainview Road, Suite C-200, Upper Saddle River, NJ 07458		$0
Ridgeworth Seix Floating Rate High Income Fund		$8,353,143	$0	69,044	2.9211805049%
Ridgeworth High Income Fund		$6,409,567	$0	52,979	2.2414869064%

3

Name (1)	Address (2)	Aggregate Amount of Indebtedness Under the Original Term Loan To Be Retired, Canceled or Forgiven as Purchase Price (3)	Aggregate Amount of Indebtedness Under the New Term Loan to be Funded as Purchase Price (4)	Aggregate Number of Common Shares To Be Acquired (5)	Percentage of Common Stock Issued and Outstanding Immediately Following the Closing (6)
Rochdale Fixed Income Portfolios		$464,226	$0	3,837	0.1623395168%
Seix Multi-Sector Absolute Return Fund LP		$587,628	$0	4,857	0.2054946659%
University of Rochester		$58,763	$0	486	0.0205621593%
TPG	4600 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN 55402		$6,650,000
TCS II Opportunities, L.P.		$1,111,946		19,635	0.8307366203%
TPG Credit Opportunities Fund L.P.		$2,631,399		46,467	1.9659708957%
TPG Credit Opportunities Investors, L.P.		$2,938,141		51,883	2.1951162756%
TPG Credit Strategies Fund II, L.P.		$17,420,495		307,620	13.0150852632%
TPG Credit Strategies Fund, L.P.		$1,762,885		31,130	1.3170782272%
TCS II Debt Solutions II (Offshore), LLC			$6,317,500	0	0

4

Name (1)	Address (2)	Aggregate Amount of Indebtedness Under the Original Term Loan To Be Retired, Canceled or Forgiven as Purchase Price (3)	Aggregate Amount of Indebtedness Under the New Term Loan to be Funded as Purchase Price (4)	Aggregate Number of Common Shares To Be Acquired (5)	Percentage of Common Stock Issued and Outstanding Immediately Following the Closing (6)
TCS II Opportunities Debt Solutions II (Offshore), LLC			$332,500	0	0

5

Exhibit A

Stockholders Agreement

A-1

Exhibit B

Registration Rights Agreement

B-1

Exhibit C

Amended and Restated Bylaws

C-1

Exhibit D

Amended and Restated Certificate of Incorporation

D-1

Exhibit E

Form of Opinion of Akin Gump Strauss Hauer &Feld LLP

E-1

Exhibit F

Warrant Agreement

F-1